UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported):      April 8, 2002

HICKORY TECH CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	0-13721	41-1524393
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

221 East Hickory Street, P.O. Box 3248, Mankato, MN	56002-3248
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number including area code	(800) 326-5789

ITEM 5. OTHER EVENTS.

                        On April 8, 2002, HickoryTech announced that Robert D. Alton, Jr. has advised the Board of Directors that he plans to retire as President and Chief Executive Officer within the next year. A special committee of the Board of Directors has been appointed to lead the search process for Alton’s successor. A national executive search firm has been retained to aid in the search process, which is expected to take as long as nine months.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

Date:       April 10, 2002

HICKORY TECH CORPORATION

By	/s/ Robert D. Alton, Jr.
Robert D. Alton, Jr. Chief Executive Officer

By	/s/ David A. Christensen
David A. Christensen Chief Financial Officer